UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 8, 2007

GILEAD SCIENCES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-19731	94-3047598
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 LAKESIDE DRIVE, FOSTER CITY, CALIFORNIA

(Address of principal executive offices)

94404

(Zip Code)

(650) 574-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(e) Compensation Arrangements of Certain Officers

Change in Base Salary of John F. Milligan; Option Grants to Certain Officers

On May 8, 2007, in connection with the appointment of John F. Milligan, Ph.D. to the position of Chief Operating Officer in March 2007, the Compensation Committee of the Board of Directors of the Company (the Compensation Committee) approved an increase in Dr. Milligan’s base salary from $605,000 to $645,000, effective May 8, 2007. The Compensation Committee also approved the grant of options to purchase 35,000 shares of the Company’s common stock to each of Dr. Milligan, Norbert W. Bischofberger, Ph.D., the Company’s Executive Vice President, Research and Development and Chief Scientific Officer, and Kevin Young, the Company’s Executive Vice President, Commercial Operations.

Amendment of the Severance Plan

On May 8, 2007, the Compensation Committee approved amendments to the Gilead Sciences, Inc. Severance Plan, as amended and restated (the Severance Plan), which became effective upon approval by the Compensation Committee. The amendments to the Severance Plan include the following:

•

a reduction in the bonus portion of the cash severance payable to Executive Vice Presidents and Senior Vice Presidents of the Company upon termination of employment under certain circumstances not in connection with a change in control of the Company from 1.5 times to 1.0 times the individual’s prorated target bonus for the year in which employment terminates;

•

elimination of the bonus portion of the cash severance payable to Vice Presidents of the Company upon termination of employment under certain circumstances not in connection with a change in control of the Company;

•

insertion of a provision providing cash severance equal to four months’ base salary for Vice Presidents of the Company whose employment is terminated within six months of commencing employment under certain circumstances not involving a change in control of the Company;

•

a reduction in the base salary and bonus portion of the cash severance payable to Vice Presidents of the Company under certain circumstances involving termination of employment in connection with a change in control of the Company (i) from 2.0 times the individual’s base salary to 1.5 times the individual’s base salary and (ii) from 2.0 times to 1.5 times the greater of (A) the individual’s target bonus and (B) the individual’s actual bonus received in the prior year. In addition, a reduction in the period in which the Company provides benefit continuation coverage for Vice Presidents of the Company from 24 months to 18 months following the individual’s termination of employment in connection with a change in control of the Company;

•	certain changes to the cash severance payable under certain circumstances to employees of the Company below the level of Vice President; and

•

certain changes in light of the final Treasury Regulations issued under Section 409A of the Internal Revenue Code of 1986, as amended (Section 409A), to provide general severance benefits without the six month delay for “specified employees,” identify the “specified employees,” provide for tax gross-up payments in connection with severance following a change in control of the Company in compliance with Section 409A and other changes to comply with the requirements of Section 409A.

Amendment of the 2004 Equity Incentive Plan

On January 22, 2007, the Board of Directors of the Company amended the Gilead Sciences, Inc. 2004 Equity Incentive Plan (the Incentive Plan) to increase the number of shares authorized and reserved for issuance under the Incentive Plan by an additional 3,000,000 shares of common stock. The stockholders of the Company approved the amendment to the Incentive Plan at the 2007 Annual Meeting of Stockholders on May 9, 2007. The Incentive Plan is attached to this Current Report on Form 8-K as Exhibit 10.1.

Amendment to the Employee Stock Purchase Plan

On January 22, 2007, the Board of Directors of the Company amended the Gilead Sciences, Inc. Employee Stock Purchase Plan (the Purchase Plan) to increase the number of shares authorized and reserved for issuance under the Purchase Plan by an additional 4,000,000 shares of common stock and extend the term of the Purchase Plan for an additional ten years until January 22, 2017. The stockholders of the Company approved the amendment to the Purchase Plan at the 2007 Annual Meeting of Stockholders on May 9, 2007. The Purchase Plan is attached to this Current Report on Form 8-K as Exhibit 10.2.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(b) Amendment to Bylaws

On May 8, 2007, the Board of Directors of the Company amended and restated the Company’s Bylaws. The amendment to Sections 34 and 36 of the Company’s Bylaws allows for the issuance of uncertificated shares through a direct registration system. A copy of the Company’s Bylaws, reflecting the amendments adopted by the Board on May 8, 2007, is attached hereto as Exhibit 3.1.

SECTION 8 – OTHER EVENTS

Item 8.01.	Other Events.

On May 8, 2007, the Board of Directors of the Company declared a two-for-one stock split of the Company’s outstanding common stock to be effected through a stock dividend. Stockholders of record as of the close of business on May 24, 2007 will receive a stock dividend of one additional share of common stock for every share of common stock they own. The stock dividend will be distributed on or about June 22, 2007.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Amended and Restated Bylaws, as amended and restated on May 8, 2007.

10.1	Gilead Sciences, Inc. 2004 Equity Incentive Plan, as amended through May 9, 2007

10.2	Gilead Sciences, Inc. Employee Stock Purchase Plan, as amended through May 9, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GILEAD SCIENCES, INC.

Dated: May 11, 2007	By:	/s/ John F. Milligan
John F. Milligan, Ph.D.
Chief Operating Officer and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
3.1	Amended and Restated Bylaws, as amended and restated on May 8, 2007.

10.1	Gilead Sciences, Inc. 2004 Equity Incentive Plan, as amended through May 9, 2007

10.2	Gilead Sciences, Inc. Employee Stock Purchase Plan, as amended through May 9, 2007